UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 26, 2018, the Board of Directors (the “Board”) of Intuitive Surgical, Inc. (the “Company”) appointed Don Kania, Ph.D. to the Board effective as of July 31, 2018. The Board also increased the authorized number of directors to ten (10) effective July 31, 2018.
Dr. Kania will receive an annual cash retainer of $60,000 prorated for his service through the end of the year. Upon his appointment, Dr. Kania received initial grants of an option to purchase 647 shares of the Company’s common stock and 215 restricted stock units, pursuant to the Company’s 2000 Non-Employee Directors’ Stock Option Plan and 2010 Incentive Award Plan, respectively. Each grant will vest fully on the first anniversary of the date of grant, subject to Dr. Kania’s continued service to the Company through such date.
In addition, the Company will enter into an indemnity agreement with Dr. Kania, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 3, 2015.
There are no transactions in which Dr. Kania had or will have a direct or indirect material interest that would be required to be reported under Item 404(a) of Regulation S-K.
Item 7.01.    Regulation FD.

A copy of the press release announcing the appointment of Dr. Kania is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: August 1, 2018	By:	/s/ Marshall L. Mohr
Name: Marshall L. Mohr
Title: Executive Vice President and Chief Financial Officer